Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS PAR VALUE $0.0001 CLASS A ORDINARY SHARES THIS CERTIFIES THAT IS THE OWNER OF Certificate Number Shares CUSIP NO.: FULLY PAID AND NON-ASSESSABEL SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF JAYUD GLOBAL LOGISTICS LIMITED TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.